UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 1, 2022

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware		001-35761		75-3241967
(State or other jurisdiction of incorporation)		(Commission File Number)		(IRS Employer Identification No.)

800 2nd Avenue S.				33701
Saint Petersburg,	FL
(Address of principal executive offices)				(Zip Code)

		(727)	895-7737
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.0001 par value per share	UIHC	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Effective June 1, 2022, United Insurance Holdings Corp. (UIHC or UPC Insurance), through its insurance subsidiaries American Coastal Insurance Company, Family Security Insurance Company, Inc., Interboro Insurance Company, Journey Insurance Company, and United Property & Casualty Insurance Company, renewed its catastrophe reinsurance programs.

Highlights of these agreements are as follows:

Core Catastrophe (CAT) Reinsurance Program

•For 2022/23, UPC Insurance purchased approximately $2.524 billion of occurrence-based limit in the aggregate, a decrease of $407.0 million, or 13.9%, from the $2.931 billion of cascading aggregate limit purchased for its 2021/22 core catastrophe reinsurance program.
◦Covers American Coastal Insurance Company, Journey Insurance Company, Family Security Insurance Company, Inc. and United Property & Casualty Insurance Company
◦Perils covered include earthquake and windstorms named or numbered by the National Hurricane Center
◦Coverage is for Florida, Louisiana, and Texas only given the renewal rights sale and 100% quota share reinsurance from HCI Group, Inc. for personal lines exposure in Georgia, North Carolina, and South Carolina
◦First and second event retention of $16.4 million per occurrence, an increase of $1.4 million or 9.3%, from the $15.0 million retention for a first and second event in the 2021/22 Core CAT program
◦Moved from a cascading aggregate structure in 2021/22 to an occurrence-based structure in 2022/23 with estimated first event limit of $1.929 billion and second event limit of $594.9 million
◦For the Florida Hurricane Catastrophe Fund (FHCF) Reimbursement Contracts effective June 1, 2022, UPC Insurance elected 90% coverage for American Coastal Insurance Company, Journey Insurance Company, Family Security Insurance Company, Inc. and United Property & Casualty Insurance Company. The total mandatory FHCF layer will provide approximately $1.4 billion of total Florida-only coverage with varying retentions and limits among the separate FHCF contracts for each participating insurer which inures to the benefit of the open market catastrophe reinsurance program
◦Includes approximately $166.5 million (90% of $185 million) of total Florida-only limit from the Reinsurance to Assist Policyholders (RAP) program
◦Sufficient coverage for approximately a 1-in-130-year event; and a 1-in-100-year event followed by a 1-in-50-year event in the same season

Interboro Insurance Company Catastrophe Reinsurance Program

•For 2022/23, Interboro Insurance Company purchased $187.6 million of catastrophe reinsurance limit per occurrence, a decrease of $24.4 million or 11.5%, from the $212.0 million of limit per occurrence in 2021/22.
◦Coverage is for all catastrophe perils written and assumed by Interboro in New York
◦First and second event retention of $3 million per occurrence is unchanged from the 2021/22 program
◦Aggregate limit of $245.2 million, a decrease of $28.8 million or 10.5%, from the $274.0 million of aggregate limit in 2021/22
◦Sufficient coverage for approximately a 1-in-130-year event; and a 1-in-100-year event followed by a 1-in-50-year event in the same season

Quota Share Reinsurance Program

•The quota share agreement covers United Property & Casualty Insurance Company, Family Security Insurance Company, Inc. and American Coastal Insurance Company
•Renewed at 10.0% cession rate, a decrease of 5 points from the expiring cession rate of 15.0% with the existing reinsurer
•Combined with the 8.0% cession rate effective December 31, 2021, the total quota share cession rate for the 2022 wind season will be 18.0%
•The quota share agreements provide coverage for all catastrophe perils and attritional losses

UIHC Catastrophe Reinsurance Program Cost

•The total cost of UPC Insurance’s 2022/23 catastrophe excess of loss programs excluding potential reinstatement premium is approximately $374.7 million, a decrease of $36.4 million or 8.9%, from the 2021/22 catastrophe excess of loss reinsurance programs cost. The total cost of the 2022/23 catastrophe excess of loss reinsurance programs is 32.7% of the March 31, 2022 in-force premium in the covered states, a slight decrease from 32.9% of the March 31, 2021 in-force premium for the 2021/22 catastrophe excess of loss reinsurance programs.

This Item 8.01 may contain forward-looking statements about our reinsurance program and related attachment point, total coverage and costs. These statements are subject to the Private Securities Litigation Reform Act of 1995 and are based on management's estimates, assumptions and projections. These forward-looking statements can generally be identified as such because the context of the statement includes words such as estimate, expect or words of similar nature. The actual changes to our reinsurance program and related attachment point, total coverage and costs may differ materially from those discussed in this report, depending on our reinsurers' capacity to pay claims and related adjustment provisions in our agreements with the private reinsurers.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

UNITED INSURANCE HOLDINGS CORP.
June 17, 2022	By:	/s/ B. Bradford Martz
B. Bradford Martz, President and Chief Financial Officer (principal financial officer and principal accounting officer)